Exhibit 99.1

Pacific Biosciences of California, Inc. Announces Second Quarter 2021 Financial Results

Menlo Park, Calif. – August 3, 2021 – Pacific Biosciences of California, Inc. (NASDAQ: PACB) today announced financial results for the quarter ended June 30, 2021.

Record second quarter revenue reflects continued quarter-over-quarter growth

Revenue for the second quarter of 2021 was $30.6 million, representing an 79% increase compared with $17.1 million for the second quarter of 2020. The Company placed 38 Sequel II/IIe systems during the second quarter of 2021 compared to 23 Sequel II systems placed in the second quarter of 2020 and 41 Sequel II/IIe systems placed during the first quarter of 2021, bringing the total installed base of Sequel II/IIe systems to 282 as of June 30, 2021, compared with 148 as of June 30, 2020 and 244 as of March 31, 2021. Instrument revenue for the second quarter of 2021 was $14.3 million, compared with $8.9 million for the second quarter of 2020.  Consumables revenue for the second quarter of 2021 was $12.2 million compared with $4.8 million for the second quarter of 2020.  Service and other revenue for the second quarter of 2021 was $4.1 million compared with $3.3 million for the second quarter of 2020.

Gross profit for the second quarter of 2021 was $13.8 million, representing a 108% increase compared with $6.6 million for the second quarter of 2020. Gross margin for the second quarter of 2021 was 45%, compared to 39% for the second quarter of 2020.

Operating expenses totaled $51.3 million for the second quarter of 2021, compared to $30.1 million for the second quarter of 2020. Operating expenses for the second quarter of 2021 and the second quarter of 2020 included non-cash stock-based compensation of $13.9 million and $2.8 million, respectively.

Net loss for the second quarter of 2021 was $41.0 million, compared to a net loss of $23.1 million for the second quarter of 2020.

Basic and diluted net loss for the second quarter of 2021 was $0.21 per share compared to basic and diluted net loss of $0.15 per share for the second quarter of 2020.

Cash, cash equivalents and investments, excluding short and long-term restricted cash, at June 30, 2021 totaled $1,144.4 million, compared to $318.8 million at December 31, 2020.

Updates since our last earnings release

•

Signed definitive agreement to acquire Omniome, Inc. (Omniome), a San Diego-based company developing a highly differentiated, proprietary short-read sequencing platform capable of delivering high accuracy.

•	Announced intent to expand collaboration with Invitae Corporation (Invitae) to include Omniome’s technology enabled by Sequencing by Binding (SBB) chemistry upon close of our proposed acquisition.
•	Entered into a definitive agreement to raise $300 million in a private placement transaction from a premier syndicate of life sciences investors upon closing the Omniome acquisition.
•	Acquired Circulomics Inc (Circulomics), a leader in high molecular weight DNA extraction to enable path toward an end-to-end automated workflow.
•

Collaborated with Rady Children’s Institute for Genomic Medicine on a study aiming to identify potential disease-causing genetic variants and increase the solve rates of rare diseases using HiFi Sequencing.

•

Strengthened our leadership team with the addition of Dr. Catherine Ball as Senior Vice President of Research, Neil Ward as Vice President and General Manager for Europe, Middle East, and Africa, Michele Farmer as Chief Accounting Officer, and Kathy Lynch as Head of Global Government Affairs and Corporate Communications.

“We delivered another record quarter in Q2, and since the second quarter of last year, we’ve nearly doubled our Sequel II installed base” said Christian Henry, President and Chief Executive Officer. “We’re making great progress in scaling our business with our agreement to acquire Omniome and the acquisition of Circulomics. These acquisitions will help us achieve our mission to enable the promise of genomics to better human health.”

Impact of COVID-19 Pandemic

Financial results for the second quarter of 2020 were negatively impacted as multiple customers postponed system deliveries, and the financial results for much of 2020 were further impacted as several customers shut down or limited operations for various periods to help curb the spread of the COVID-19 pandemic. Instrument utilization largely returned to normal by the fourth quarter of 2020, and we subsequently have not seen significant issues with deliveries or operations at customer sites.  This resulted in higher product revenues of $26.5 million for the second quarter of 2021 compared to $13.8 million for the same period of 2020. Uncertainties associated with the pandemic, including recent resurgences in infection rates, may cause further impacts to our operations and financial results.

Quarterly Conference Call Information

Management will host a quarterly conference call to discuss its second quarter ended June 30, 2021 results today at 4:30 p.m. Eastern Time. Investors may listen to the call by dialing 1.888.366.7247, or if outside the U.S., by dialing +1.707.287.9330, using Conference ID # 6914707. The call will be webcast live and will be available for replay at Pacific Biosciences’ website at https://investor.pacificbiosciences.com/.

About Pacific Biosciences

Pacific Biosciences of California, Inc. (NASDAQ: PACB), is empowering life scientists with highly accurate long-read sequencing. The company’s innovative instruments are based on Single Molecule, Real-Time (SMRT®) Sequencing technology, which delivers a comprehensive view of genomes, transcriptomes, and epigenomes, enabling access to the full spectrum of genetic variation in any organism. Cited in thousands of peer-reviewed publications, PacBio® sequencing systems are in use by scientists around the world to drive discovery in human biomedical research, plant and animal sciences, and microbiology.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements regarding our intentions to acquire Omniome; our intentions to expand our collaboration with Invitae to include Omniome’s SBB chemistry-enabled technology upon the closing of the proposed acquisition of Omniome; the anticipated private placement transaction that is subject to closing of the Omniome transaction; anticipated progress in scaling the business, including as a result of the agreement to acquire Ominome and the acquisition of Circulomics; our intention to advance our mission to become the most advanced biological solutions provider; the strengthening of our leadership team as the result of recent new hires; the impact of COVID-19 on our business, and other future events. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, changes in circumstances and other factors that are, in some cases, beyond Pacific Biosciences’ control and could cause actual results to differ materially from the information expressed or implied by forward-looking statements made in this press release. Factors that could materially affect actual results can be found in Pacific Biosciences’ most recent filings with the Securities and Exchange Commission, including Pacific Biosciences’ most recent reports on Forms 8-K, 10-K, and 10-Q, and include those listed under the caption “Risk Factors.” Pacific Biosciences undertakes no obligation to revise or update information in this press release to reflect events or circumstances in the future, even if new information becomes available.

The condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in the Pacific Biosciences’ Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission.

Contacts

Investors:

Todd Friedman

650.521.8450

ir@pacificbiosciences.com

Media:
Jen Carroll
+1 (858) 449-8082
pr@pacificbiosciences.com

Pacific Biosciences of California, Inc.

Unaudited Condensed Consolidated Statement of Operations

(amounts in thousands, except per share amounts)

	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
Revenue:
Product revenue	$26,533	$25,303	$13,756
Service and other revenue	4,077	3,694	3,321
Total revenue	30,610	28,997	17,077
Cost of Revenue:
Cost of product revenue	13,222	12,697	8,225
Cost of service and other revenue	3,635	3,323	2,239
Total cost of revenue	16,857	16,020	10,464
Gross profit	13,753	12,977	6,613
Operating Expense:
Research and development	22,266	20,548	15,010
Sales, general and administrative	29,060	26,139	15,127
Total operating expense	51,326	46,687	30,137

Operating loss	(37,573)	(33,710)	(23,524)
Loss from Continuation Advances from Illumina	—	(52,000)	—
Interest expense	(3,589)	(1,789)	—
Other income, net	161	64	438
Net loss	$(41,001)	$(87,435)	$(23,086)

Basic and diluted net loss per share	$(0.21)	$(0.45)	$(0.15)
Shares used in computing basic and diluted net loss per share	198,568	194,790	154,172

Pacific Biosciences of California, Inc.

Unaudited Condensed Consolidated Statement of Operations

(amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Product revenue	$26,533	$13,756	$51,836	$26,049
Service and other revenue	4,077	3,321	7,771	6,626
Total revenue	30,610	17,077	59,607	32,675
Cost of Revenue:
Cost of product revenue	13,222	8,225	25,919	13,646
Cost of service and other revenue	3,635	2,239	6,958	4,928
Total cost of revenue	16,857	10,464	32,877	18,574
Gross profit	13,753	6,613	26,730	14,101
Operating Expense:
Research and development	22,266	15,010	42,815	30,260
Sales, general and administrative	29,060	15,127	55,198	40,074
Total operating expense	51,326	30,137	98,013	70,334

Operating loss	(37,573)	(23,524)	(71,283)	(56,233)
Gain (loss) from Continuation Advances from Illumina	—	—	(52,000)	34,000
Interest expense	(3,589)	—	(5,378)	(267)
Other income, net	161	438	225	676
Net loss	$(41,001)	$(23,086)	$(128,436)	$(21,824)
Basic and diluted net loss per share	$(0.21)	$(0.15)	$(0.65)	$(0.14)
Shares used in computing basic and diluted net loss per share	198,568	154,172	196,690	153,229

Pacific Biosciences of California, Inc.

Unaudited Condensed Consolidated Balance Sheets

(amounts in thousands)

	June 30,	December 31,
	2021	2020
Assets
Cash and investments	$1,144,373	$318,814
Accounts receivable	19,936	16,837
Inventory	17,985	14,230
Prepaid and other current assets	6,542	4,870
Property and equipment, net	25,000	24,899
Operating lease right-of-use assets, net	28,580	29,951
Restricted cash	3,300	4,336
Other long-term assets	65	43
Total Assets	$1,245,781	$413,980

Liabilities and Stockholders' Equity
Accounts payable	$4,761	$3,579
Accrued expenses	22,907	17,350
Deferred revenue	19,692	10,290
Operating lease liabilities	40,075	41,999
Convertible senior notes, net	895,762	—
Other liabilities	4,339	5,271
Stockholders' equity	258,245	335,491
Total Liabilities and Stockholders' Equity	$1,245,781	$413,980